UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02	Results of Operations and Financial Condition.

As previously announced, KLA-Tencor Corporation (the “Company”) presented its annual SEMICON West analyst briefing on July 8, 2014 at the W San Francisco Hotel. The presentation was accessible via live webcast through (and a replay of the presentation is currently available on) the Investor Relations page of the Company’s web site at http://ir.kla-tencor.com/, and the presentation otherwise complied with the notification, public accessibility and other requirements of Regulation FD.

On April 24, 2014, in the Company’s quarterly earnings conference call, the Company had previously provided preliminary guidance for certain of the Company’s anticipated financial metrics for the fourth quarter of fiscal year 2014: bookings (a range of $625-825 million), revenues (a range of $700-760 million) and non-GAAP earnings per share (“EPS”) (a range of $0.75-0.95 per share).

During the July 8, 2014 SEMICON West analyst briefing, Richard P. Wallace, the Company’s President and Chief Executive Officer, provided updated guidance regarding the Company’s expected bookings, revenues and EPS for its recently completed fourth quarter of fiscal year 2014, which ended on June 30, 2014. During the presentation, Mr. Wallace stated that bookings for the fourth quarter of fiscal year 2014 “came in above the range, right around $895 million to $900 million in bookings” and added that the Company’s bookings for fiscal year 2014 were “the second-best year we’ve had” in the Company’s history. Mr. Wallace also presented a slide as part of his briefing that stated that the Company’s revenues and EPS for the fourth quarter of fiscal year 2014 were both “in range.”

Mr. Wallace and Bren D. Higgins, the Company’s Chief Financial Officer, also provided information during the presentation regarding the Company’s outlook for selected operating results in future periods. That information is available through the Regulation FD-compliant webcast that is accessible on the Company’s website.

The information in Item 2.02 of this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section. The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

References to the Company’s website in this Current Report on Form 8-K do not incorporate by reference the information on such website into this Current Report on Form 8-K, and the Company disclaims any such incorporation by reference.

Forward-Looking Statements: Statements in this Form 8-K other than historical facts, such as statements regarding the Company’s anticipated operating and financial results for the quarter and fiscal year ended June 30, 2014, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual future results may differ materially from those projected in such statements due to various factors, including without limitation: events that may occur subsequent to the completion of the fourth quarter of fiscal year 2014 that impact the Company’s ability to recognize revenue or otherwise affect the accounting for transactions during the fourth quarter of fiscal year 2014; unanticipated charges required to be recognized during the fourth quarter of fiscal year 2014; and unexpected changes or modifications to the Company’s accounting for operating results or financial assumptions for the fourth quarter of fiscal year 2014. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this Form 8-K, please refer to the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). The Company assumes no obligation to, and does not currently intend to, update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date:	July 9, 2014	By: /s/ BRIAN M. MARTIN
Name: Brian M. Martin
Title: Executive Vice President and General Counsel